Exhibit 99.1
News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600
Contacts:
Investors: Alice Kang Ryder (425) 576-3696
Media: Susan Johnston (425) 576-3617
Nextel Partners Reports Record Results in Second Quarter 2005
- Company-Best Net Subscriber Additions of 103,300 -
- 31% Year-Over-Year Growth in Service Revenues to $410.4 Million -
- 58% Year-Over-Year Growth in Adjusted EBITDA to $139.6 Million -
- Net Cash from Operating Activities of $106.6 Million -
- Net Income of $71.9 Million or $0.23 per Diluted Share -
- Free Cash Flow Increases to $53.3 Million -
- Raises Guidance -
KIRKLAND, Wash. – July 28, 2005 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported record financial and operating results for the second quarter of 2005, including net income attributable to stockholders of $71.9 million. Basic and diluted net income per share attributable to common stockholders for the period rose to new levels at $0.27 and $0.23, respectively. Adjusted EBITDA increased to $139.6 million in the second quarter of 2005, representing a service revenue margin of 34% and a 58% increase over second quarter 2004 Adjusted EBITDA of $88.2 million. Partners generated $53.3 million of free cash flow during the second quarter of 2005, representing a 91% increase over $27.9 million of free cash flow generated in the second quarter of 2004. Net cash provided by operating activities was $106.6 million in the second quarter of 2005, more than double the $43.0 million provided by operating activities in the previous year’s second quarter.
Service revenues during the period grew 31% over the prior year’s second quarter to $410.4 million. For the fourth consecutive quarter, Nextel Partners established a new company record in quarterly net additions by adding 103,300 subscribers during the second quarter to end the period with 1,805,100 digital subscribers, representing 28% subscriber growth since the previous year’s second quarter.
”We’re very pleased to see the momentum of the first quarter continue into the second quarter as evidenced by our even stronger results. For the fourth quarter in a row, Nextel Partners achieved record net adds, this time exceeding the 100,000 mark for the first time in its history, while also driving impressive bottom line growth by continuing to target the highest quality subscribers in the industry,” said John Chapple, Partners’ Chairman, CEO and President. “We remain focused on increasing shareholder value by leveraging our differentiated product and distribution strategy, coupled with our dedication to customer satisfaction, to help realize the significant growth opportunity in the markets we serve.”
Average monthly revenue per subscriber unit (ARPU) was among the highest in the wireless industry in the second quarter of 2005 at $68, an increase of $1 from first quarter 2005 and equal to the previous year’s second quarter ARPU. Inclusive of roaming revenues, ARPU was approximately $78 for the period, an increase of $2 from the previous quarter and $1 higher than in second quarter 2004. Average monthly churn matched a previous company-low of 1.3% in second quarter 2005 and remained among the lowest in the industry. Lifetime revenue per subscriber (LRS) was approximately $5,231 in second quarter 2005, the highest in the company’s history.
Second quarter 2005 net capital expenditures, excluding capitalized interest, were $62.3 million. During the period, Partners added 202 cell sites to its network, bringing the total number of sites to 4,348 at quarter-end.

”Nextel Partners continues to build on its track record of focusing on customers and operations to drive significant top- and bottom-line growth,” said Barry Rowan, Partners’ Chief Financial Officer. “We are very pleased, again this quarter, to see our growth rates outpace the industry with service revenues and Adjusted EBITDA growing 31% and 58%, respectively, over a year ago. Our success during the first half of the year has compelled us to raise guidance for the remainder of 2005 and provide a positive preliminary outlook for 2006.”
Revised Guidance
Nextel Partners’ guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and, as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc., as further discussed below.
Nextel Partners’ current outlook for 2005 results is as follows:
•	Net subscriber additions of approximately 400,000 – increased from 375,000

•	Churn at or below 1.5% for the remaining quarters of 2005 – improved from 1.6%

•	Industry-leading ARPU in the mid- to high-$60’s – unchanged

•	Service revenues of at least $1.65 billion – increased from $1.60 billion

•	Adjusted EBITDA of at least $550 million – increased from $525 million

•	Net capital expenditures of approximately $200 million – increased from $185 million

Nextel Partners’ current outlook for 2006 Adjusted EBITDA is as follows:
•	Adjusted EBITDA growth of at least 35% over 2005 guidance of $550 million
Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, free cash flow, service revenue margin, ARPU, LRS, net capital expenditures and CPGA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ second quarter, visit the ‘Investor Relations’ tab at www.nextelpartners.com.
Restated Financial Statements
The attached financial tables include supplemental schedules for quarterly and annual periods in 2003 and 2004 which reflect Nextel Partners’ restatements to comply with the requirements of SFAS No. 13, “Accounting for Leases” and FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” Please refer to Nextel Partners’ Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the restatement.
Second Quarter 2005 Results Conference Call – Thursday, July 28, 2005
Nextel Partners will be hosting its second quarter 2005 conference call on Thursday, July 28, 2005 at 11:00 AM EDT. The call-in number is 1-888-540-9242 or 1-517-645-6034. The passcode is PARTNER. Instant replay of the call will be available until Friday, August 19, 2005 by calling 1-866-424-4002 or 1-203-369-0852. The conference call will also be available via a live webcast. To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, it will be archived on the website following the call.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth

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strategies and future financial and operating results. The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2004, its quarterly filings on Form 10-Q, and its recently filed proxy statement. Such risks and uncertainties include risks relating to the Nextel Communications–Sprint merger. When that merger closes, Nextel Communications may alter its business focus and may have conflicts of interest with Nextel Partners that would not exist in the absence of the merger. Nextel Partners cannot predict the effect on the company of changes resulting from the merger or the timing of any potential impact, which may be materially adverse. Because of the substantial uncertainty around these developments and the fact that they are outside the control of Nextel Partners, none of the forward-looking statements herein gives effect to any potential impact of these events. Nextel Communications and Sprint Corporation have disclosed plans in connection with the merger that Nextel Partners believes are in violation of the joint venture agreements between Nextel Partners and Nextel Communications. Nextel Partners has commenced legal proceedings against Nextel Communications in an effort to prevent Nextel Communications from taking or continuing to take actions that could harm Nextel Partners’ business in breach of these agreements. Forward-looking statements contained herein assume that Nextel Communications, and the combined Sprint-Nextel Communications, fully comply with their obligations to Nextel Partners under these agreements in the future. This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.
Nextel Partners, Inc. (NASDAQ:NXTP), a FORTUNE 1000 company based in Kirkland, Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel Communications together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.
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NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
REVENUES:
Service revenues (2)	$410,420	$312,232	$789,278	$599,494
Equipment revenues (2)	24,402	22,408	49,628	43,278

Total revenues	434,822	334,640	838,906	642,772
OPERATING EXPENSES:
Cost of service revenues	103,871	88,073	202,497	172,535
Cost of equipment revenues (2)	46,116	40,517	90,914	77,824
Selling, general and administrative	145,215	117,808	283,387	231,230

ADJUSTED EBITDA (3)	139,620	88,242	262,108	161,183
Stock based compensation	121	337	248	554
Depreciation and amortization	41,433	36,630	82,186	73,199

INCOME FROM OPERATIONS	98,066	51,275	179,674	87,430
Interest expense, net	(24,359)	(27,296)	(50,226)	(58,248)
Interest income	1,010	302	3,653	979
Loss on early retirement of debt	(824)	(53,413)	(824)	(54,971)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	73,893	(29,132)	132,277	(24,810)
Income tax provision	(2,008)	8,634	(3,860)	7,835

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$71,885	$(20,498)	$128,417	$(16,975)

Net Income (Loss) per share attributable to common stockholders:
Basic	$0.27	$(0.08)	$0.48	$(0.06)

Diluted	$0.23	$(0.08)	$0.42	$(0.06)

Weighted average number of shares outstanding:
Basic	268,676	263,052	267,892	262,725

Diluted	311,294	263,052	309,823	262,725

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004
Cash and cash equivalents	$187,619	$147,484
Short-term investments	47,816	117,095
Accounts and notes receivable, net of allowance $22,801 and $15,874, respectively	228,785	190,954
Subscriber equipment inventory	50,339	49,595
Other current assets	38,848	31,388

Total current assets	553,407	536,516

Property, plant and equipment, net	1,081,570	1,042,718
FCC licenses, net of accumulated amortization of $8,744	375,633	375,470
Other long-term assets	19,333	20,995

Total assets	$2,029,943	$1,975,699

Current liabilities	$243,353	$205,659
Long-term debt	1,480,012	1,632,518
Other long-term liabilities	91,190	86,207

Total liabilities	1,814,555	1,924,384

Total stockholders’ equity	215,388	51,315

Total liabilities and stockholders’ equity	$2,029,943	$1,975,699

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,885	$(20,498)	$128,417	$(16,975)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	41,433	36,630	82,186	73,199
Loss on early retirement of debt	824	53,413	824	54,971
Other non-cash items in net income	2,054	(8,154)	3,657	(6,941)
Change in current assets and liabilities	(9,548)	(18,353)	8,778	(23,408)

Net cash from operating activities	$106,648	$43,038	$223,862	$80,846

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(69,216)	(32,651)	(138,323)	(64,318)
FCC licenses	(10)	(164)	(70)	(2,500)
Proceeds from sale and maturities of short-term investments, net	38,113	52,111	69,999	61,979

Net cash from investing activities	$(31,113)	$19,296	$(68,394)	$(4,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$(136,486)	$(49,946)	$(115,333)	$(60,447)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(60,951)	$12,388	$40,135	$15,560

CASH AND CASH EQUIVALENTS, beginning of period	$248,570	$125,792	$147,484	$122,620

CASH AND CASH EQUIVALENTS, end of period	$187,619	$138,180	$187,619	$138,180

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Other Data
(unaudited)
Digital units in service as of:

June 30, 2005	1,805,100

March 31, 2005	1,701,800

December 31, 2004	1,602,400

September 30, 2004	1,507,500

June 30, 2004	1,414,000

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2005	June 30, 2005
	(in thousands)	(in thousands)

Net capital expenditures (excludes capitalized interest) (4)	$62,310	$118,867

For the Three
Months Ended
June 30, 2005

CPGA — Cost per Gross Add (5)	$463

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Supplemental Schedule
(Dollars in thousands unless noted, except ARPU, Lifetime Revenue per Subscriber and CPGA)
(unaudited)
(1) Restatement of Consolidated Financial Statements and Reclassifications
During the course of preparing our consolidated financial statements for 2004, we determined that based on clarification from the Securities and Exchange Commission we did not comply with the requirements of SFAS No. 13, “Accounting for Leases”, and FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” Accordingly, we modified our accounting to recognize rent expense, on a straight-line basis, over the initial lease term and renewal periods that are reasonably assured. As the modifications related solely to accounting treatment, they did not affect our historical or future cash flow or the timing of payments under our relevant leases. As such, we restated our interim consolidated balance sheet as of June 30, 2004 and the interim consolidated statements of operations for the three and six months ended June 30, 2004. The restatement did not have any impact on our previously reported net cash flows from operating, investing and financing activities, cash position and revenues. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the restatement. In addition, certain amounts in prior years’ financial statements have been reclassified to conform to the current year presentation.
(2) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)
We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption. Under EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer. Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003. In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003. Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period. Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations. Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period. The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21. (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
Service revenues (as reported on Consolidated Statements of Operations)	$410,420	$312,232	$789,278	$599,494
Activation fees amortization (SAB No. 101)	(562)	(985)	(1,265)	(2,024)
Activation fees to equipment revenues (EITF No. 00-21)	3,695	2,955	8,328	5,136

Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$413,553	$314,202	$796,341	$602,606

Equipment revenues (as reported on Consolidated Statements of Operations)	$24,402	$22,408	$49,628	$43,278
Equipment revenues amortization (SAB No. 101)	(3,116)	(5,285)	(6,959)	(10,980)
Activation fees from service revenues (EITF No. 00-21)	(3,695)	(2,955)	(8,328)	(5,136)

Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$17,591	$14,168	$34,341	$27,162

Cost of equipment revenues (as reported on Consolidated Statements of Operations)	$46,116	$40,517	$90,914	$77,824
Equipment revenues amortization (EITF No. 00-21)	(3,678)	(6,270)	(8,224)	(13,004)

Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$42,438	$34,247	$82,690	$64,820

Income from operations as reported	$98,066	$51,275	$179,674	$87,430

Income from operations without SAB No. 101 and EITF No. 00-21 effect	$98,066	$51,275	$179,674	$87,430

(3) Adjusted EBITDA
The term “EBITDA” refers to a financial measure that is defined as earnings before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation. Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$106,648	$43,038	$223,862	$80,846
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	21,368	27,277	50,485	70,051
Interest income	(1,010)	(302)	(3,653)	(979)
Change in working capital	12,614	18,229	(8,586)	11,265

Adjusted EBITDA	$139,620	$88,242	$262,108	$161,183

	Guidance	Guidance
	For the Year Ending	For the Year Ending
	December 31, 2005	December 31, 2006
Net cash from operating activities (as reported on	(in millions)	(in millions)
Consolidated Statements of Cash Flows)	$427.0 or higher/lower	$627.0 or higher/lower
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	100.0 or higher/lower	85.0 or higher/lower
Interest income	(5.0) or higher/lower	(3.0) or higher/lower
Change in working capital	28.0 or higher/lower	33.0 or higher/lower

Adjusted EBITDA	$550.0 or higher	$742.0 or higher

(4) Net Capital Expenditures
Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases. Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP. We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants. The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$69,216	$32,651	$138,323	$64,318
Less: cash paid portion of capitalized interest	(534)	(297)	(856)	(506)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(4,021)	(390)	(4,426)	(779)
Change in capital expenditures accrued or unpaid	(2,351)	1,018	(14,174)	(4,012)

Net capital expenditures	$62,310	$32,982	$118,867	$59,021

Guidance for the Year
Ending December 31,
2005
(in millions)
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$208.2 or higher/lower
Less: cash paid portion of capitalized interest	(1.2) or higher/lower
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(12.0) or higher/lower
Change in capital expenditures accrued or unpaid	5.0 or higher/lower

Net capital expenditures	$200.0 or lower

(5) CPGA – Cost per Gross Add
CPGA is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs by our new subscribers during the period, or gross adds. CPGA, itself, is not a measurement determined under GAAP in the United States of America and may be not similar to CPGA measures of other companies; however, CPGA uses GAAP measures as the basis for calculation. We believe CPGA is a measure of the relative cost of customer acquisition. The following schedule reflects the CPGA calculation and provides a reconciliation of the cost measures used for the CPGA calculation to equipment revenues and selling, general and administrative costs, in each case as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures to the cost measures used for the CPGA calculation:

For the Three
Months Ended
June 30,
2005
Equipment Revenues (as reported on Consolidated Statements of Operations)	$(24,402)
Less: Cost of equipment revenues (as reported on Consolidated Statements of Operations)	46,116
Adjust for impact of SAB No. 101	(562)
Adjust for impact of EITF No. 00-21	3,695

Handset and accessory subsidy costs	$24,847

Selling, general and administrative costs (as reported on Consolidated Statements of Operations)	$145,215
Less: General and administrative costs	(89,804)

Selling and marketing costs	$55,411

Handset and accessory subsidy costs from above	$24,847
Plus: Selling and marketing from above	55,411

Costs used for CPGA calculation	$80,258

Gross Adds (new subscribers during period)	173,340

Cost per Gross Add	$463

Other Non-GAAP Reconciliations:
Free Cash Flow (FCF)
We define free cash flow as net cash from operating activities less net capital expenditures, payments for FCC licenses, cash paid portion of capitalized interest, and change in current assets and liabilities from the statement of cash flows. Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies. We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt. Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows. The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$106,648	$43,038	$223,862	$80,846
Aggregate adjustments to reconcile net income (loss) to net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	(34,763)	(63,536)	(95,445)	(97,821)

Net income (loss) (as reported on Consolidated Statements of Operations)	$71,885	$(20,498)	$128,417	$(16,975)
Add: depreciation and amortization	41,433	36,630	82,186	73,199
Add: non-cash items in net income	2,878	45,259	4,481	48,030
Less: net capital expenditures (See Note 4 above)	(62,310)	(32,982)	(118,867)	(59,021)
Less: cash paid portion of capitalized interest (See Note 4 above)	(534)	(297)	(856)	(506)
Less: FCC licenses	(10)	(164)	(70)	(2,500)

Free cash flow	$53,342	$27,948	$95,291	$42,227

Service Revenue Margin
The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth above:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Adjusted EBITDA (see Note 3 above)	$139,620	$88,242	$262,108	$161,183
Divided by: service revenues (as reported on Consolidated Statements of Operations)	410,420	312,232	789,278	599,494

Service revenue margin	34%	28%	33%	27%

ARPU – Average Revenue per Unit
ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period. ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers. The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:
ARPU (without roaming revenues)

	For the Three Months Ended			For the Six Months Ended
	March 31,	June 30,		June 30,
	2005	2005	2004	2005	2004
Service revenues (as reported on Consolidated Statements of Operations)	$378,858	$410,420	$312,232	$789,278	$599,494
Activation fees deferred (recognized) for SAB No. 101	(703)	(562)	(985)	(1,265)	(2,024)
Add: activation fees reclassified for EITF No. 00-21	4,633	3,695	2,955	8,328	5,136
Less: roaming revenues and other non-service revenues	(48,476)	(57,746)	(37,702)	(106,222)	(71,666)

Service revenues for ARPU	$334,312	$355,807	$276,500	$690,119	$530,940

Average units (subscribers)	1,669	1,740	1,364	1,705	1,318

ARPU	$67	$68	$68	$67	$67

Guidance
For the Year Ending
December 31, 2005
(in millions)
Service revenues (as reported on Consolidated Statements of Operations)	$1,650.0 or higher
Less: roaming revenues and other non-service revenues	(223.0) or higher

Service revenues for ARPU	$1,427.0 or higher

Average units (subscribers)	1.802 or higher

ARPU	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended			For the Six Months Ended
	March 31,	June 30,		June 30,
	2005	2005	2004	2005	2004
Service revenues (as reported on Consolidated Statements of Operations)	$378,858	$410,420	$312,232	$789,278	$599,494
Activation fees deferred (recognized) for SAB No. 101	(703)	(562)	(985)	(1,265)	(2,024)
Add: activation fees reclassified for EITF No. 00-21	4,633	3,695	2,955	8,328	5,136
Less: other non-service revenues	(3,652)	(6,987)	(913)	(10,639)	(1,090)

Service plus roaming revenues for ARPU	$379,136	$406,566	$313,289	$785,702	$601,516

Average units (subscribers)	1,669	1,740	1,364	1,705	1,318

ARPU, including roaming revenues	$76	$78	$77	$77	$76

LRS – Lifetime revenue per subscriber
LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate. The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service. Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation. We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated. We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers. The following schedule reflects the LRS calculation:

	For the Three Months Ended
	June 30,
	2005	2004
ARPU (without roaming revenues)	$68	$68
Divided by: Churn	1.3%	1.4%

Lifetime revenue per subscriber (LRS)	$5,231	$4,857

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Supplemental Schedule
Restatement of Consolidated Financial Statements and Reclassifications
During the course of preparing our consolidated financial statements for 2004, we determined that based on clarification from the Securities and Exchange Commission we did not comply with the requirements of SFAS No. 13, “Accounting for Leases”, and FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” Accordingly, we modified our accounting to recognize rent expense, on a straight-line basis, over the initial lease term and renewal periods that are reasonably assured. As the modifications related solely to accounting treatment, they did not affect our historical or future cash flow or the timing of payments under our relevant leases. As such, we restated our previously issued interim consolidated statements of operations and balance sheets for 2003 and 2004. The restatement did not have any impact on our previously reported net cash flows from operating, investing and financing activities, cash position and revenues. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the restatement. In addition, certain amounts in prior years’ financial statements have been reclassified to conform to the current year presentation.
The schedules below show our restated consolidated statements of operations by quarter and balance sheets as of quarter-end for 2003 and 2004.
For the remainder of 2005, our Quarterly Reports on Form 10-Q will continue to show the restatement of the 2004 consolidated statements of operations and balance sheets in the notes to the consolidated financial statements.

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

					For the Year
	For the three months ended				Ended
	Mar 31, 2004	Jun 30, 2004	Sep 30, 2004	Dec 31, 2004	Dec 31, 2004
	(as restated)
REVENUES:
Service revenues	$287,262	$312,232	$337,152	$354,706	$1,291,352
Equipment revenues	20,870	22,408	22,676	19,830	85,784

Total revenues	308,132	334,640	359,828	374,536	1,377,136
OPERATING EXPENSES:
Cost of service revenues	84,462	88,073	93,718	94,806	361,059
Cost of equipment revenues	37,307	40,517	36,534	38,199	152,557
Selling, general and administrative	113,422	117,808	127,160	133,945	492,335

ADJUSTED EBITDA (1)	72,941	88,242	102,416	107,586	371,185
Stock based compensation	217	337	(22)	223	755
Depreciation and amortization	36,569	36,630	37,311	39,198	149,708

INCOME (LOSS) FROM OPERATIONS	36,155	51,275	65,127	68,165	220,722
Interest expense, net	(30,952)	(27,296)	(23,460)	(24,792)	(106,500)
Interest income	677	302	823	1,089	2,891
Loss on early retirement of debt	(1,558)	(53,413)	—	—	(54,971)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	4,322	(29,132)	42,490	44,462	62,142
Income tax provision	(799)	8,634	(8,081)	(8,150)	(8,396)

NET INCOME (LOSS)	3,523	(20,498)	34,409	36,312	53,746
Mandatorily redeemable preferred stock dividends	—	—	—	—	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,523	$(20,498)	$34,409	$36,312	$53,746

Net Income (Loss) per share attributable to common stockholders:
Basic	$0.01	$(0.08)	$0.13	$0.14	$0.20

Diluted	$0.01	$(0.08)	$0.12	$0.12	$0.19

Weighted average number of shares outstanding:
Basic	262,399	263,052	263,945	265,267	263,671

Diluted	271,086	263,052	304,833	306,627	304,985

					For the Year
	For the three months ended				Ended
	Mar 31, 2003	Jun 30, 2003	Sep 30, 2003	Dec 31, 2003	Dec 31, 2003
	(as restated)
REVENUES:
Service revenues	$200,542	$226,507	$260,650	$276,687	$964,386
Equipment revenues	7,267	7,762	20,264	19,365	54,658

Total revenues	207,809	234,269	280,914	296,052	1,019,044
OPERATING EXPENSES:
Cost of service revenues	72,708	78,524	84,409	86,834	322,475
Cost of equipment revenues	21,602	23,333	37,076	32,857	114,868
Selling, general and administrative	88,635	98,734	104,808	110,123	402,300

ADJUSTED EBITDA (1)	24,864	33,678	54,621	66,238	179,401
Stock based compensation	263	218	259	352	1,092
Depreciation and amortization	32,506	33,488	33,527	35,896	135,417

INCOME (LOSS) FROM OPERATIONS	(7,905)	(28)	20,835	29,990	42,892
Interest expense, net	(40,293)	(39,104)	(37,438)	(35,459)	(152,294)
Interest income	801	481	648	881	2,811
Loss on early retirement of debt	(45)	(68,082)	(6,290)	(20,676)	(95,093)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(47,442)	(106,733)	(22,245)	(25,264)	(201,684)
Income tax provision	(2,874)	(3,216)	(885)	(836)	(7,811)

NET INCOME (LOSS)	(50,316)	(109,949)	(23,130)	(26,100)	(209,495)
Mandatorily redeemable preferred stock dividends	(1,049)	(1,092)	—	—	(2,141)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(51,365)	$(111,041)	$(23,130)	$(26,100)	$(211,636)

Net Income (Loss) per share attributable to common stockholders:
Basic	$(0.21)	$(0.44)	$(0.09)	$(0.10)	$(0.84)

Diluted	$(0.21)	$(0.44)	$(0.09)	$(0.10)	$(0.84)

Weighted average number of shares outstanding:
Basic	250,434	250,960	251,285	256,982	252,440

Diluted	250,434	250,960	251,285	256,982	252,440

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of
	Mar 31, 2004	Jun 30, 2004	Sep 30, 2004	Dec 31, 2004
		(as restated)
Cash and cash equivalents	$125,792	$138,180	$121,945	$147,484
Short-term investments	136,323	84,212	115,342	117,095
Accounts and notes receivable, net of allowance $15,790, $16,077, $16,835 and $15,874, respectively	151,952	171,072	183,843	190,954
Subscriber equipment inventory	28,851	34,922	41,490	49,595
Other current assets	15,402	19,191	24,613	31,388

Total current assets	458,320	447,577	487,233	536,516

Property, plant and equipment, net	1,014,816	1,011,544	1,013,047	1,042,718
FCC licenses, net of accumulated amortization of $8,744	373,717	374,064	375,208	375,470
Other long-term assets	29,114	21,708	21,065	20,995

Total assets	$1,875,967	$1,854,893	$1,896,553	$1,975,699

Current liabilities	$176,474	$187,068	$181,256	$205,659
Long-term debt	1,640,647	1,633,794	1,633,162	1,632,518
Other long-term liabilities	78,506	69,506	78,410	86,207

Total liabilities	1,895,627	1,890,368	1,892,828	1,924,384

Total stockholders’ equity	(19,660)	(35,475)	3,725	51,315

Total liabilities and stockholders’ equity	$1,875,967	$1,854,893	$1,896,553	$1,975,699

	As of
	Mar 31, 2003	Jun 30, 2003	Sep 30, 2003	Dec 31, 2003
		(as restated)
Cash and cash equivalents	$28,183	$72,428	$118,225	$122,620
Short-term investments	84,461	135,395	144,310	146,191
Accounts and notes receivable, net of allowance $12,445, $12,349, $12,834 and $14,873, respectively	125,413	134,999	142,555	150,219
Subscriber equipment inventory	10,687	15,820	16,264	24,007
Other current assets	14,865	18,738	17,365	19,006

Total current assets	263,609	377,380	438,719	462,043

Property, plant and equipment, net	1,023,868	1,023,553	1,030,099	1,025,096
FCC licenses, net of accumulated amortization of $8,744	349,395	368,958	369,720	371,898
Other long-term assets	29,287	33,888	35,830	30,273

Total assets	$1,666,159	$1,803,779	$1,874,368	$1,889,310

Current liabilities	$123,775	$135,086	$149,382	$185,425
Long-term debt	1,430,938	1,642,548	1,718,046	1,653,539
Mandatorily Redeemable Preferred Stock	—	—	38,250	—
Other long-term liabilities	51,613	75,562	76,507	77,551

Total liabilities	1,606,326	1,853,196	1,982,185	1,916,515

Mandatorily Redeemable Preferred Stock	36,020	37,112	—	—

Total stockholders’ equity	23,813	(86,529)	(107,817)	(27,205)

Total liabilities and stockholders’ equity	$1,666,159	$1,803,779	$1,874,368	$1,889,310

(1) Adjusted EBITDA
The term “EBITDA” refers to a financial measure that is defined as earnings before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation. Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

					For the Year
	For the three months ended				Ended
	Mar 31, 2004	Jun 30, 2004	Sep 30, 2004	Dec 31, 2004	Dec 31, 2004
			(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$37,808	$43,038	$50,872	$70,748	$202,466
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	42,774	27,277	24,711	20,053	114,815
Interest income	(677)	(302)	(823)	(1,089)	(2,891)
Change in working capital	(6,964)	18,229	27,656	17,874	56,795

Adjusted EBITDA	$72,941	$88,242	$102,416	$107,586	$371,185

					For the Year
	For the three months ended				Ended
	Mar 31, 2003	Jun 30, 2003	Sep 30, 2003	Dec 31, 2003	Dec 31, 2003
			(as restated) (1)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$(4,338)	$(16,321)	$50,111	$57,702	$87,154
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	21,585	29,774	42,317	9,809	103,485
Interest income	(801)	(481)	(648)	(881)	(2,811)
Change in working capital	8,418	20,706	(37,159)	(392)	(8,427)

Adjusted EBITDA	$24,864	$33,678	$54,621	$66,238	$179,401